Exhibit 99

Colgate Announces 3rd Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--October 26, 2018--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,845 million in third quarter 2018, a decrease of 3.0% versus third quarter 2017. Global unit volume was even with the year ago quarter, pricing increased 1.0% and foreign exchange was negative 4.0%. The previously disclosed professional skin care acquisitions contributed 1.5% to Net sales and unit volume growth in the quarter. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) decreased 0.5%.

Net income and Diluted earnings per share in third quarter 2018 were $523 million and $0.60, respectively. Net income in third quarter 2018 included $22 million ($0.02 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program and an $80 million ($0.10 per diluted share) charge to adjust the provisional charge recorded in fourth quarter 2017 related to U.S. tax reform.

Net income and Diluted earnings per share in third quarter 2017 were $607 million and $0.68, respectively. Net income in third quarter 2017 included $39 million ($0.05 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods and the charge related to U.S. tax reform in 2018, Net income in third quarter 2018 was $625 million, a decrease of 3% versus third quarter 2017, and Diluted earnings per share in third quarter 2018 was $0.72, a decrease of 1% versus third quarter 2017.

Gross profit margin was 59.0% in third quarter 2018 versus 60.0% in third quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 59.2% in third quarter 2018, a decrease of 120 basis points versus the year ago quarter as higher raw and packaging material costs were partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing.

Selling, general and administrative expenses were 35.6% of Net sales in third quarter 2018 versus 35.5% of Net sales in third quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses increased by 50 basis points to 35.4% of Net sales in third quarter 2018 due to higher overhead expenses and increased advertisement investment, both as a percentage of Net sales. On an absolute basis, worldwide advertising investment decreased 2% to $395 million versus $405 million in the year ago quarter.

Operating profit decreased to $874 million in third quarter 2018 compared to $957 million in third quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit was $899 million in third quarter 2018, a decrease of 10% versus third quarter 2017. Operating profit margin was 22.7% in third quarter 2018 versus 24.1% in third quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit margin was 23.4% in third quarter 2018, a decrease of 190 basis points versus the year ago quarter. This decrease in Operating profit margin was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales.

Net cash provided by operations year to date was $2,194 million compared to $2,295 million in the comparable 2017 period. Working capital as a percentage of Net sales was negative 3.1% compared to negative 4.6% in the year ago period.

Ian Cook, Chairman and Chief Executive Officer, commented on the third quarter results, “The third quarter was a challenging one with category growth rates remaining soft in many markets and unfavorable movements in foreign exchange. Net sales decreased 3.0% and organic sales decreased 0.5%, primarily due to market volatility in Brazil and trade inventory reductions in China.

“While the pricing environment remains difficult given competitive and retailer dynamics, we are pleased we delivered positive pricing this quarter, which partially offset higher commodity and logistics costs.

“Advertising investment increased as a percent to sales versus third quarter 2017 and we continue to plan for increased advertising investment as a percent to sales for the balance of the year in support of new products, our base businesses and longer-term consumption-building activities.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 41.9% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 32.2% year to date.”

Mr. Cook continued, “As we look ahead, while uncertainty in global markets and category growth worldwide remain challenging, we are maintaining our heightened focus on brand building and increased productivity while accelerating our change efforts. Based on current spot rates, for the fourth quarter we expect a low-single-digit net sales decrease due to foreign exchange and low-single-digit organic sales growth.

“For 2018, on a GAAP basis, based on current spot rates and including the impact of the Global Growth and Efficiency Program, we expect lower gross margin and double-digit earnings per share growth versus 2017.

“Excluding charges resulting from the Global Growth and Efficiency Program, charges related to U.S. tax reform and the benefit from a foreign tax matter in 2018, based on current spot rates, we are planning for a year of continued strong operating cash flow, lower gross margin, sustained advertising investment and 3-4% earnings per share growth versus 2017.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on third quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for third quarter 2018 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (22% of Company Sales)

North America Net sales increased 8.0% in third quarter 2018. Unit volume increased 7.5%, pricing increased 0.5% and foreign exchange was even with the year ago quarter. The previously disclosed professional skin care acquisitions contributed 6.0% to Net sales and unit volume growth. Organic sales and organic unit volume for North America increased 2.0% and 1.5%, respectively.

Operating profit in North America decreased 2% in third quarter 2018 to $259 million, or 300 basis points to 30.2% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit, an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses, primarily driven by increased logistics costs. This increase in Other (income) expense, net was primarily due to the amortization of intangible assets resulting from the professional skin care acquisitions.

In the U.S., Colgate maintained leadership in the toothpaste category during the quarter with its market share at 34.7% year to date. Successful products include Colgate Optic White Stain Fighter, Colgate Optic White Stain-Less White and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate widened its brand market leadership in the U.S. with its market share in that category at 41.5% year to date, supported by the success of Colgate Total 360° Advanced Optic White and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include Softsoap Hydra Bliss body wash and liquid hand soap, Irish Spring Non-Stop Fresh body wash, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (22% of Company Sales)

Latin America Net sales decreased 13.0% in third quarter 2018. Unit volume decreased 6.0%, pricing increased 2.5% and foreign exchange was negative 9.5%. Volume declines in Brazil, Central America and Argentina were partially offset by volume gains in the Greater Caribbean region and Mexico. Organic sales for Latin America decreased 3.5%.

Operating profit in Latin America decreased 27% in third quarter 2018 to $222 million, or 490 basis points to 25.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Brazil, Panama, Guatemala, Chile, El Salvador and Honduras. Products succeeding in the region include Colgate Total 12 Salud Visible and Colgate Triple Action Xtra Freshness toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate 360° Advanced Total 12 and Colgate Pro Cuidado manual toothbrushes.

Products succeeding in other categories include Colgate Total 12 mouthwash, Protex Deep Clean, Palmolive Neutro Balance and Palmolive Natureza Secreta bar soaps, Axion dish liquid and Fabuloso Complete liquid cleaner.

Europe (17% of Company Sales)

Europe Net sales decreased 0.5% in third quarter 2018. Unit volume increased 2.0%, pricing decreased 1.5% and foreign exchange was negative 1.0%. Volume gains were led by the United Kingdom, Spain and Greece. Organic sales for Europe increased 0.5%.

Operating profit in Europe decreased 1% in third quarter 2018 to $162 million, or 10 basis points to 25.3% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment, partially offset by lower overhead expenses.

Colgate maintained its toothpaste leadership in Europe during the quarter, with market share gains in France, Italy, Greece, the Netherlands, Denmark and Austria. Products succeeding in oral care include Colgate Max White Expert Complete, Colgate Natural Extracts and Colgate Sensitive Pro-Relief Advanced toothpastes, Colgate 360° Advanced Whole Mouth Health and Colgate Slim Soft Advanced manual toothbrushes and Colgate Plax mouthwash.

Products succeeding in other categories include Sanex Zero% and Sanex Dermo Physiologique shower gels, Ajax Boost liquid cleaner and dish liquid and Soupline Moments of Nature fabric conditioner.

Asia Pacific (18% of Company Sales)

Asia Pacific Net sales decreased 7.5% during third quarter 2018. Unit volume decreased 4.0%, pricing was even with the year ago quarter and foreign exchange was negative 3.5%. Volume declines in the Greater China region were partially offset by volume gains in India. Organic sales for Asia Pacific decreased 4.0%.

Operating profit in Asia Pacific decreased 13% in third quarter 2018 to $191 million, or 180 basis points to 28.4% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to increased advertising investment, partially offset by lower overhead expenses.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in Australia and the Philippines. Products succeeding in the region include Colgate Naturals, Colgate Swarna Vedshakti, Colgate Power White, Colgate Sensitive Pro-Relief and elmex Sensitive toothpastes.

Products succeeding in other categories include Colgate Slim Soft Advanced and Colgate Slim Soft Flex Clean manual toothbrushes, Palmolive Skin Therapy bar soap, Colgate Plax mouthwash, Palmolive Luminous Oils shower gel and Cuddly Aroma Intense fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 6.0% during third quarter 2018. Unit volume decreased 0.5%, pricing increased 3.0% and foreign exchange was negative 8.5%. Volume declines in Russia and Saudi Arabia were partially offset by volume gains in the Gulf States and Israel. Organic sales for Africa/Eurasia increased 2.5%.

Operating profit in Africa/Eurasia decreased 7% in third quarter 2018 to $41 million, or 10 basis points to 17.4% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. This decrease in Selling, general and administrative expenses was due to lower overhead expenses.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Turkey, Saudi Arabia, United Arab Emirates, Kenya, Kazakhstan and Kuwait. Successful products contributing to sales in the region include Colgate Ancient Secrets, Colgate Natural Extracts, Colgate Optic White Expert White and Colgate Maximum Cavity Protection toothpastes, Colgate 360° Advanced Whole Mouth Clean and Colgate Slim Soft Advanced manual toothbrushes and Palmolive Gourmet and Palmolive Luminous Oils shower gels.

Hill's Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 1.5% during third quarter 2018. Unit volume increased 1.0%, pricing increased 2.0% and foreign exchange was negative 1.5%. Volume gains in the United States, South Africa and Australia were partially offset by volume declines in Western Europe. Hill’s organic sales increased 3.0%.

Hill’s Operating profit decreased 2% in third quarter 2018 to $163 million, or 110 basis points to 28.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit and an increase in Other (income) expense, net, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Other (income) expense, net was primarily due to the expiration of a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill's Bioactive Recipe, Hill’s Prescription Diet Metabolic Plus Urinary, Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet k/d Early Support, Hill’s Science Diet Youthful Vitality, Hill's Science Diet Kitten and Hill’s Science Diet Perfect Weight.

Successful products contributing to sales internationally include Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet k/d Early Stage, Hill’s Science Diet Youthful Vitality and Hill's Science Diet Kitten.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Effective January 1, 2018, as required, the Company adopted ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on a retrospective basis. As a result, for all periods presented, only the service related component of pension and other postretirement benefit costs is included in Operating profit. The non-service related components (interest cost, expected return on assets and amortization of actuarial gains and losses) are included in a new line item, “Non-service related postretirement costs,” which is below Operating profit. Adoption of this standard had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website at http://www.colgatepalmolive.com for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share growth, financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2018 vs. 2017 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, the benefit from a foreign tax matter and a charge related to U.S. tax reform (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2018 and 2017 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2018 and 2017 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$3,845	$3,974

Cost of sales	1,576	1,591

Gross profit	2,269	2,383

Gross profit margin	59.0%	60.0%

Selling, general and administrative expenses	1,369	1,410

Other (income) expense, net	26	16

Operating profit	874	957

Operating profit margin	22.7%	24.1%

Non-service related postretirement costs	18	30

Interest (income) expense, net	36	27

Income before income taxes	820	900

Provision for income taxes	258	250

Effective tax rate	31.5%	27.8%

Net income including noncontrolling interests	562	650

Less: Net income attributable to noncontrolling interests	39	43

Net income attributable to Colgate-Palmolive Company	$523	$607

Earnings per common share
Basic	$0.60	$0.69
Diluted	$0.60	$0.68

Average common shares outstanding
Basic	868.8	880.7
Diluted	871.1	886.3

Note:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$11,733	$11,562

Cost of sales	4,755	4,610

Gross profit	6,978	6,952

Gross profit margin	59.5%	60.1%

Selling, general and administrative expenses	4,061	4,055

Other (income) expense, net	114	150

Operating profit	2,803	2,747

Operating profit margin	23.9%	23.8%

Non-service related postretirement costs	65	82

Interest (income) expense, net	106	74

Income before income taxes	2,632	2,591

Provision for income taxes	717	770

Effective tax rate	27.2%	29.7%

Net income including noncontrolling interests	1,915	1,821

Less: Net income attributable to noncontrolling interests	121	120

Net income attributable to Colgate-Palmolive Company	$1,794	$1,701

Earnings per common share
Basic(2)	$2.06	$1.93
Diluted(2)	$2.05	$1.91

Average common shares outstanding
Basic	871.9	883.0
Diluted	875.0	889.3

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2018, December 31, 2017 and September 30, 2017

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2018	2017	2017
Cash and cash equivalents	$841	$1,535	$1,380
Receivables, net	1,532	1,480	1,530
Inventories	1,245	1,221	1,205
Other current assets	523	403	621
Property, plant and equipment, net	3,871	4,072	3,999
Other assets, including goodwill and intangibles	4,559	3,965	4,040
Total assets	$12,571	$12,676	$12,775

Total debt	$6,604	$6,577	$6,527
Other current liabilities	3,662	3,397	3,847
Other non-current liabilities	2,373	2,459	2,134
Total liabilities	12,639	12,433	12,508
Total Colgate-Palmolive Company shareholders’ equity	(430)	(60)	(108)
Noncontrolling interests	362	303	375
Total liabilities and equity	$12,571	$12,676	$12,775

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$5,643	$5,024	$4,925
Working capital % of sales	(3.1)%	(2.0)%	(4.6)%

Note:
(1) Marketable securities of $120, $18 and $222 as of September 30, 2018, December 31, 2017 and September 30, 2017, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2018 and 2017

(Dollars in Millions) (Unaudited)

	2018	2017
Operating Activities
Net income including noncontrolling interests	$1,915	$1,821
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	385	354
Restructuring and termination benefits, net of cash	(20)	80
Stock-based compensation expense	97	106
Charge for U.S. tax reform	80	—
Deferred income taxes	78	(2)
Voluntary benefit plan contributions	(67)	(81)
Cash effects of changes in:
Receivables	(196)	(50)
Inventories	(36)	16
Accounts payable and other accruals	13	39
Other non-current assets and liabilities	(55)	12
Net cash provided by operations	2,194	2,295

Investing Activities
Capital expenditures	(321)	(382)
Purchases of marketable securities and investments	(159)	(301)
Proceeds from sale of marketable securities and investments	28	149
Payment for acquisitions, net of cash acquired	(728)	—
Other	6	2
Net cash used in investing activities	(1,174)	(532)

Financing Activities
Principal payments on debt	(5,478)	(3,551)
Proceeds from issuance of debt	5,536	3,478
Dividends paid	(1,122)	(1,070)
Purchases of treasury shares	(956)	(1,055)
Proceeds from exercise of stock options	319	431
Net cash used in financing activities	(1,701)	(1,767)

Effect of exchange rate changes on Cash and cash equivalents	(13)	69
Net increase (decrease) in Cash and cash equivalents	(694)	65
Cash and cash equivalents at beginning of the period	1,535	1,315
Cash and cash equivalents at end of the period	$841	$1,380

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,194	$2,295
Less: Capital expenditures	(321)	(382)
Free cash flow before dividends	$1,873	$1,913

Income taxes paid	$655	$820

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2018 and 2017

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Sales
Oral, Personal and Home Care

North America	$858	$795	$2,509	$2,319
Latin America	856	985	2,718	2,911
Europe	640	642	1,908	1,784
Asia Pacific	673	728	2,106	2,111
Africa/Eurasia	236	251	734	738

Total Oral, Personal and Home Care	3,263	3,401	9,975	9,863

Pet Nutrition	582	573	1,758	1,699

Total Net Sales	$3,845	$3,974	$11,733	$11,562

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017(1)	2018	2017(1)
Operating Profit
Oral, Personal and Home Care

North America	$259	$264	$780	$766
Latin America	222	303	757	883
Europe	162	163	480	451
Asia Pacific	191	220	620	645
Africa/Eurasia	41	44	133	135

Total Oral, Personal and Home Care	875	994	2,770	2,880

Pet Nutrition	163	167	492	499
Corporate(2)	(164)	(204)	(459)	(632)

Total Operating Profit	$874	$957	$2,803	$2,747

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified the non-service components from Operating profit to a new line below Operating profit called Non-service related postretirement costs. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets. Corporate Operating profit (loss) for the three and nine months ended September 30, 2018 includes charges of $25 and $107, respectively, related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the three and nine months ended September 30, 2017 includes charges of $47 and $233, respectively, related to the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2018 vs. 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	(3.0)%	(0.5)%	—%	(1.5)%	—%	1.0%	(4.0)%

Europe	(0.5)%	0.5%	2.0%	2.0%	2.0%	(1.5)%	(1.0)%

Latin America	(13.0)%	(3.5)%	(6.0)%	(6.0)%	(6.0)%	2.5%	(9.5)%

Asia Pacific	(7.5)%	(4.0)%	(4.0)%	(4.0)%	(4.0)%	—%	(3.5)%

Africa/Eurasia	(6.0)%	2.5%	(0.5)%	(0.5)%	(0.5)%	3.0%	(8.5)%

Total International	(7.5)%	(2.0)%	(3.0)%	(3.0)%	(3.0)%	1.0%	(5.5)%

North America(1)	8.0%	2.0%	7.5%	1.5%	7.5%	0.5%	—%

Total CP Products	(4.0)%	(1.0)%	(0.5)%	(2.0)%	(0.5)%	1.0%	(4.5)%

Hill’s	1.5%	3.0%	1.0%	1.0%	1.0%	2.0%	(1.5)%

Emerging Markets(2)	(9.0)%	(2.0)%	(3.5)%	(3.5)%	(3.5)%	1.5%	(7.0)%

Developed Markets	3.0%	1.0%	3.0%	0.5%	3.0%	0.5%	(0.5)%

Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.5% for Total Company and 6.0% for North America.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2018 vs. 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	1.5%	0.5%	1.5%	0.5%	1.5%	—%	—%

Europe	7.0%	0.5%	3.0%	3.0%	3.0%	(2.5)%	6.5%

Latin America	(6.5)%	(1.5)%	(2.5)%	(2.5)%	(2.5)%	1.0%	(5.0)%

Asia Pacific	—%	(1.5)%	(1.5)%	(1.5)%	(1.5)%	—%	1.5%

Africa/Eurasia	(0.5)%	1.5%	(0.5)%	(0.5)%	(0.5)%	2.0%	(2.0)%

Total International	(1.0)%	(1.0)%	(1.0)%	(1.0)%	(1.0)%	—%	—%

North America(1)	8.0%	3.0%	7.5%	2.5%	7.5%	0.5%	—%

Total CP Products	1.0%	—%	1.0%	—%	1.0%	—%	—%

Hill’s	3.5%	2.0%	1.0%	1.0%	1.0%	1.0%	1.5%

Emerging Markets(2)	(3.0)%	(1.0)%	(1.5)%	(1.5)%	(1.5)%	0.5%	(2.0)%

Developed Markets	6.0%	1.5%	4.0%	2.0%	4.0%	(0.5)%	2.5%

Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.0% for Total Company and 5.0% for North America.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$2,269	$2,383
Global Growth and Efficiency Program	8	16
Gross profit, non-GAAP	$2,277	$2,399

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.0%	60.0%	(100)
Global Growth and Efficiency Program	0.2%	0.4%
Gross profit margin, non-GAAP	59.2%	60.4%	(120)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$1,369	$1,410
Global Growth and Efficiency Program	(9)	(22)
Selling, general and administrative expenses, non-GAAP	$1,360	$1,388

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.6%	35.5%	10
Global Growth and Efficiency Program	(0.2)%	(0.6)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.4%	34.9%	50

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$26	$16
Global Growth and Efficiency Program	(8)	(9)
Other (income) expense, net, non-GAAP	$18	$7

Operating Profit	2018	2017(1)	% Change
Operating profit, GAAP	$874	$957	(9)%
Global Growth and Efficiency Program	25	47
Operating profit, non-GAAP	$899	$1,004	(10)%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	22.7%	24.1%	(140)
Global Growth and Efficiency Program	0.7%	1.2%
Operating profit margin, non-GAAP	23.4%	25.3%	(190)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$18	$30
Global Growth and Efficiency Program	(1)	(11)
Non-service related postretirement costs, non-GAAP	$17	$19

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$820	$258	$562	$523	31.5%	$0.60
Global Growth and Efficiency Program	26	4	22	22	(0.5)%	0.02
U.S. tax reform	—	(80)	80	80	(9.5)%	0.10
Non-GAAP	$846	$182	$664	$625	21.5%	$0.72

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$900		$250	$607	27.8%	$0.68
Global Growth and Efficiency Program	58		19	39	0.3%	0.05
Non-GAAP	$958		$269	$646	28.1%	$0.73

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$6,978	$6,952
Global Growth and Efficiency Program	19	51
Gross profit, non-GAAP	$6,997	$7,003

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.5%	60.1%	(60)
Global Growth and Efficiency Program	0.1%	0.5%
Gross profit margin, non-GAAP	59.6%	60.6%	(100)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$4,061	$4,055
Global Growth and Efficiency Program	(24)	(60)
Selling, general and administrative expenses, non-GAAP	$4,037	$3,995

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.6%	35.1%	(50)
Global Growth and Efficiency Program	(0.2)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.4%	34.6%	(20)

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$114	$150
Global Growth and Efficiency Program	(64)	(122)
Other (income) expense, net, non-GAAP	$50	$28

Operating Profit	2018	2017(1)	% Change
Operating profit, GAAP	$2,803	$2,747	2%
Global Growth and Efficiency Program	107	233
Operating profit, non-GAAP	$2,910	$2,980	(2)%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	23.9%	23.8%	10
Global Growth and Efficiency Program	0.9%	2.0%
Operating profit margin, non-GAAP	24.8%	25.8%	(100)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$65	$82
Global Growth and Efficiency Program	(8)	(13)
Non-service related postretirement costs, non-GAAP	$57	$69

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$2,632	$717	$1,915	$121	$1,794	27.2%	$2.05
Global Growth and Efficiency Program	115	25	90	(3)	93	(0.2)%	0.11
Benefit from a foreign tax matter	—	15	(15)	—	(15)	0.5%	(0.02)
U.S. tax reform	—	(80)	80	—	80	(2.9)%	0.09
Non-GAAP	$2,747	$677	$2,070	$118	$1,952	24.6%	$2.23

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$2,591		$770	$1,821	$1,701	29.7%	$1.91
Global Growth and Efficiency Program	246		61	185	185	(0.4)%	0.21
Non-GAAP	$2,837		$831	$2,006	$1,886	29.3%	$2.12
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
or
Hope Spiller, 212-310-2291